SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------




                                    Form 8-K




                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: October 27, 2003
                        (Date of earliest event reported)




                          Pre-Paid Legal Services, Inc.
             (Exact name of registrant as specified in its charter)



                          (Commission File No. 1-9293)





             Oklahoma                                   73-1016728
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
          of incorporation)


        321 East Main Street
           Ada, Oklahoma                                74821-0145
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:   (580) 436-1234







Item 7.    Financial Statements and Exhibits

         The following exhibits are included with this report:

Exhibit No.                     Description


99.1                            Company Press Release dated October 27, 2003(1)


(1) This Exhibit is not to be deemed filed as it is being furnished with this report pursuant to the instructions to Item 12 of Form 8-K.

Item 12. Results of Operation and Financial Condition

     On October 27, 2003, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months ended September 30, 2003. A copy of the release is included as an exhibit to this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          PRE-PAID LEGAL SERVICES, INC.


                               By: /s/ Randy Harp
                                   ---------------------------------------------
Date:  October 27, 2003            Randy Harp, Chief Operating Officer







                                INDEX TO EXHIBITS

  Exhibit No.                  Description

  99.1                         Company Press Release dated October 27, 2003 (1)

(1) This Exhibit is not to be deemed filed as it is being furnished with this report pursuant to the instructions to Item 12 of Form 8-K.





For Immediate Release                             Company      Steve Williamson
Monday, October 27, 2003                          Contact:        (580) 436-1234

          Pre-Paid Legal Announces Third Quarter 2003 Financial Results

           EPS Up 17%, Net Income Up 5%, and Membership Revenue Up 4%

     ADA, OK, October 27, 2003 - Pre-Paid Legal Services, Inc. (NYSE:PPD), today announced financial results for the third quarter and for the nine months ended September 30, 2003. The Company released production results earlier this month. Net income for the third quarter of 2003 increased 5 percent to $9.4 million from $9.0 million for the prior year's third quarter. Membership revenues increased 4 percent to a record $82.7 million from $79.6 million for the same period last year. Diluted earnings per share increased 17 percent to 54 cents per share from 46 cents per share for the prior year's comparable quarter due to increased net income of 5% and an approximate 10% decrease in the weighted average number of outstanding shares.

     Net income for the first nine months of 2003 increased 20 percent to $31.5 million from $26.4 million for the first nine months of 2002. Diluted earnings per share for the 2003 nine-month period increased 35 percent to $1.78 per share from $1.32 per share for the prior year's comparable period. Membership revenues for the first nine months of 2003 were up 7 percent to $246.1 million from $229.1 million for the prior year period.

     Net cash provided from operating activities for the nine months ended September 30, 2003 increased 1 percent to $39.6 million from $39.0 million for the comparable period of 2002. Net cash provided from operating activities for the three months ended September 30, 2003, decreased 27 percent to $11.3 million from $15.5 million for the comparable period of 2002. At September 30, 2003, the Company had cash and investment balances exceeding $34 million after spending $34.1 million during the first nine months of 2003 to repurchase 1.6 million shares of its stock at an average share price of $21.48, including $1.9 million during the third quarter of 2003 to repurchase 86,100 shares at an average share cost of $22.63. Since April 1999, the Company has purchased 7.1 million shares at a cost of $159.3 million, or an average share cost of $22.47. The stock buyback initiative has reduced the number of outstanding shares by approximately 30 percent to approximately 17.3 million shares outstanding. During the third quarter the Company repaid all previous advances outstanding pursuant to a stock purchase line of credit. At September 30, 2003, the Company had $17.6 million outstanding on its $20 million line of credit for its new office construction and had immediate availability of $25 million for further treasury stock purchases pursuant to additional financing announced last month.

     Third quarter 2003 membership fees increased slightly to $82.7 million from $81.9 million for the second quarter of 2003. Associate services revenues declined during the 2003 third quarter by approximately $405,000 to $5.9 million from $6.3 million for the 2003 second quarter while associate services and direct marketing expenses increased by $61,000 during the same period. Membership benefits totaled $28.0 million in the third quarter of 2003 compared to $27.6 million for the second quarter and represented 34% of membership fees for both periods. Total commissions to associates per new membership sold during the respective quarters were $169 per membership for the three months ended September 30, 2003 compared to $166 for the second quarter of 2003. Primarily due to increased legal fees associated with ongoing litigation and bad debt expense, general and administrative expenses during the 2003 third quarter increased to $9.9 million compared to $8.9 million for the second quarter of 2003 and represented 12% and 11% of membership fees, respectively, for each period.

     The Company  will conduct a  conference  call to present the third  quarter results  on  Wednesday,  October  29,  2003,  at 8:30  a.m.  Eastern  Time.  The
conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (913) 981-5533. Audio replay will be available beginning at 11:30 a.m. Eastern Time on October 29, 2003 and will run through midnight Thursday, November 6, 2003 by dialing (719) 457-0820; passcode for the replay is 788959. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section.

     The Company expects to file its quarterly report on Form 10-Q for the three months ended September 30, 2003 later this week.



About Pre-Paid Legal Services
     Pre-Paid Legal Services develops and markets legal service plans across North America. The plans typically provide for legal service benefits, including unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. More information can be located at the Company's homepage on the worldwide web at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, including those statements above regarding future stock repurchases and additional funding arrangements, regarding the Company's future plans and objectives and expected operating results, and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to the Company's business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by the Company with the Securities and Exchange Commission, including (among others) those listed in the Company's Form 10-K and Form 10-Q, and include the risks that the Company's membership persistency or renewal rates may decline, that the Company may not be able to continue to grow its memberships and earnings, that the Company is dependent on the continued active participation of its principal executive officer, that pending or future litigation may have a material adverse effect on the Company if resolved unfavorably to the Company, that the Company could be adversely affected by regulatory developments, that competition could adversely affect the Company, that the Company is substantially dependent on its marketing force and that the Company's stock price may be affected by short sellers. Please refer to pages 37 and 38 of the Company's 2002 Form 10-K and pages 8 through 10 of the Company's June 30, 2003 Form 10-Q for a more complete description of these risks. The Company undertakes no duty to update any of the forward-looking statements in this release.

PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)
                                                                           Three Months Ended         Nine Months Ended
                                                                              September 30,             September 30,
                                                                        ------------------------  ------------------------
                                                                            2003         2002         2003         2002
                                                                        -----------  -----------  -----------  -----------
Revenues:
  Membership fees....................................................   $   82,695   $   79,583   $  246,123   $  229,062
  Associate services.................................................        6,033        9,363       19,900       27,499
  Other..............................................................        1,296        1,213        3,963        3,573
                                                                            90,024       90,159      269,986      260,134
Costs and expenses:
  Membership benefits................................................       27,956       26,620       82,271       76,936
  Commissions........................................................       28,443       31,064       84,974       91,671
  Associate services and direct marketing............................        7,411        7,732       21,820       22,455
  General and administrative.........................................        9,896        8,529       26,817       23,869
  Other, net.........................................................        2,175        2,539        6,256        4,968
                                                                            75,881       76,484      222,138      219,899

Income before income taxes...........................................       14,143       13,675       47,848       40,235
Provision for income taxes...........................................        4,705        4,718       16,333       13,881
Net income...........................................................   $    9,438   $    8,957   $   31,515   $   26,354

Basic earnings per common share......................................   $     .54    $     .46    $    1.79    $    1.32

Diluted earnings per common share....................................   $     .54    $     .46    $    1.78    $    1.32

Weighted average number of shares:
  Basic..............................................................      17,335       19,312       17,654       19,909
  Diluted............................................................      17,405       19,349       17,705       20,028

Net cash provided by operating activities............................   $  11,294    $  15,511    $  39,575    $  39,045
Net cash used in investing activities................................   $ (10,010)   $  (3,827)   $ (21,822)   $  (9,363)
Net cash used in financing activities................................   $  (3,020)   $  (8,797)   $ (26,122)   $ (30,895)